Testing the Waters Materials Related to Series #93JETER

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#93JETER

'93 SP DEREK JETER ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!


9.5

CURRENT VALUE: $16,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#93JETER

'93 SP DEREK JETER ROOKIE CARD

C.O.A. SPECS

FINANCIALS

Price Per Share	$16.00
Number of Shares	1,000
Market Cap.	$16,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Baseball
Professional League	MLB
Player	Derek Jeter
Team	New York Yankees
Year / Season	1993
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC
Rarity	1 of 273 (BGS 9.5)
Number in Set	#279
Authentication	BGS
Grade	9.5

Card Serial Number: 0008380348

Set Name	:	1993 SP
Player Name	:	Derek Jeter FOIL RC !
Date Graded	:	Monday, October 27, 2014
Centering Grade	:	10.0
Corner Grade	:	9.0
Edges Grade	:	9.5
Surfaces Grade	:	9.5
Autograph Grade	:	0.0
Final Grade	:	9.5
Total Graded Cards In POP Report	:	16,791
Cards Graded Above This Card	:	0

DESCRIPTION OF SERIES 1993 SP FOIL DEREK JETER ROOKIE CARD

Investment Overview

- Upon completion of the Series #93JETER Offering, Series #93JETER will purchase a 1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5 for Series #93JETER (The "Series 1993 SP Foil Derek Jeter Rookie Card" or the "Underlying Asset" with respect to Series #93JETER, as applicable), the specifications of which are set forth below.
- Derek Jeter was a Hall of Fame professional baseball player who played 20 seasons in the MLB for the New York Yankees. Jeter was a 14-time All-Star, five-time Gold Glove winner, five-time Silver Slugger, and won five World Series Championships over the course of his career.
- The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.
- The Underlying Asset is a 1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5 .

Asset Description

Overview & Authentication

- In 1990, The Upper Deck Company, LLC. became the first trading card company to include autographed insert cards in their trading card sets.
- In 1996, The Upper Deck Company, LLC introduced game-used jersey swatches embedded in trading cards.
- Derek Jeter was born on June 26, 1974 in Pequannock, New Jersey.
- Jeter played baseball for Kalamazoo Central High School in Kalamazoo, Michigan.
- In Jeter's junior high school season in 1991, he batted .557, and struck out just once.
- In Jeter's senior high school season in 1992, he batted .509, once again only striking out a single time.
- Detroit Free Press high school sports reporter Mike McCabe wrote that Jeter was the best high school baseball player he had covered in 50-year career. "He seemed to almost glide across the infield as he scooped up balls hit to the left side of the infield," McCabe remembered.
- Jeter's high school coach Don Zomer says that Jeter's throw from shortstop to first base was once timed at 91 miles per hour: "One of the problems was getting a first baseman who could handle his throws."
- Buck Showalter managed the Yankees from 1992-1995. Looking back on evaluating Jeter as a prospect he said "It doesn't take any great scouting and great evaluation. ... It didn't take Johnny Superscout to figure out he was going to be really good."
- On June 1, 1992 the Yankees drafted Jeter with the sixth overall pick in the MLB Amateur Draft.
- Jeter played his first MLB game on May 29, 1995 for the Yankees, going hit-less in five at-bats.
- During Jeter's official rookie season in 1996, he batted .314, scoring 104 runs and recording 78 RBI's.
- On November 4, 1996 Jeter was named the Rookie of the Year.
- On October 26, 1996 Jeter and the Yankees won the World Series, overcoming the Braves in a 6-game series.
- Jeter played in his first All-Star game on July 7, 1998.
- On October 9, 1996 in the first game of the American League Championship series, Jeter was up to the plate in the eighth inning with the Yankees down 4-3 to the Orioles. Jeter hits a long fly ball to right field, which was caught by a 12-year old Yankees fan named Jeffrey Maier leaning over the wall. The play was ruled a homerun despite the Orioles' objections.
- On October 21, 1998 Jeter and the Yankees won the World Series, sweeping the Padres in four games. During the series Jeter batted .353.
- On October 27, 1999 Jeter and the Yankees won their second consecutive World Series, sweeping the Braves. During the series Jeter batted .353.
- On October 26, 2000 Jeter was named World Series MVP as the Yankees won their third consecutive World Series, beating the Mets in five games. During the series Jeter batted .409 with two homeruns.

- With two outs in the bottom of the 10th inning of the fourth game of the 2001 World Series between the Yankees and Diamondbacks, Jeter hit a walk-off homerun to tie the series at 2-2. It had just past midnight, making it the first World Series to ever be played in November. Jeter was given the nickname "Mr. November," a reference to "Mr. October," Reggie Jackson.
- On June 3, 2003 the Yankees named Jeter the 11th team captain in franchise history.
- On November 4, 2009 Jeter and the Yankees won the World Series, beating the Phillies in a six-game series. During the series Jeter batted .407.
- On July 9, 2011 Jeter hit the 3,000th hit of his career with a homerun.
- On February 12, 2014 Jeter announced that the following season would be his last: "The one thing I always said to myself was that when baseball started to feel more like a job, it would be time to move forward,"
- On September 25, 2014 Jeter played his final game at Yankee Stadium, winning the game with a walk-off single.
- On September 28, 2014 Jeter played his last game at age 40.
- On January 21, 2020 Jeter was voted into the Baseball Hall of Fame.
- The 1993 SP Baseball set consists of 290 cards, including 20 "Premier Prospects" cards, which includes the rookie cards of Derek Jeter and Johnny Damon.
- According to Cardboard Connection, "The Premier Prospects are extremely condition sensitive. The all-foil fronts are prone to chipping. Any corner wear is also very noticeable. This makes high professional grades from PSA and BGS extremely rare."
- The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0008380348.

Notable Features

- The Underlying Asset is a 1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5 .
- The Underlying Asset's BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 9.5.
- The Underlying Asset is 1 of 273 1993 SP Foil Derek Jeter Rookie Card examples graded BGS 9.5 with 0 graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from BGS.

Details

Series 1993 SP Foil Derek Jeter Rookie Card	
Sport	Baseball
Professional League	MLB
Player / Number	Derek Jeter / 2
Team	New York Yankees
Year / Season	1993
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC
Rarity	1 of 273 (BGS 9.5)
Number in Set	#279

Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Certification No.	0008380348

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1993 SP Foil Derek Jeter Rookie Card going forward.

#93JETER | $10K

COMPARABLE ASSET VALUE



ASSET VALUE

+468.4%

TRANSACTIONS

366

"The 1993 SP Derek Jeter Rookie Card has been popular for decades. It has long been considered the Yankee legend's top RC,"

BECKETT

January 2020

#93JETER

'93 SP DEREK JETER ROOKIE CARD

Though it would still be a couple of years before Derek Jeter debuted for the Yankees, Upper Deck included the young shortstop in their "Premier Prospect" sub-set for their 1993 SP Baseball set. It would prove to be a smart choice for UD, as Jeter would go on to win the 1996 Rookie of the Year and play 20 Hall of Fame seasons with the Yankees, winning five World Series and earning the title of captain for the historic franchise. #93JETER is a 1993 Upper Deck Foil Derek Jeter Rookie Card graded BGS 9.5. There are no examples in the BGS population graded higher.



#93JETER | Visuals

1993 Premier Prospects cards like #93JETER are known to be hard to find in high-grade thanks to their foil fronts, which are prone to chipping.

LAUNCH GALLERY ›

#93JETER | *Timeline*

Jun. 1974	Derek Jeter is born in Pequannock, New Jersey.
Jan. 1991	Playing for Kalamazoo Central High School in Kalamazoo, Michigan, Jeter bats .557 and strikes out just once as a junior.
Jun. 1992	After a senior season batting .509, the Yankees draft Jeter with the sixth overall pick in the MLB Amateur Draft.
Jan. 1993	Upper Deck releases their 1993 SP Baseball set, consisting of 290 cards, including 20 "Premier Prospects" cards. #93JETER is printed.